Yum! Brands Inc. Announces Second Quarter 2011 EPS Growth of 13%,
Excluding Special Items; Driven by Outstanding China & Emerging Market Performance;
Raises Full Year 2011 EPS Growth Forecast to at least 12%, Excluding Special Items

Louisville, KY (July 13, 2011) - Yum! Brands Inc. (NYSE: YUM) today reported results for the second quarter ended June 11, 2011 including EPS of $0.66, excluding Special Items. After a Special Items loss of $0.01, reported EPS was $0.65.

SECOND-QUARTER HIGHLIGHTS

•
Operating profit grew 25% in China and 11% at Yum! Restaurants International (“YRI”), prior to foreign currency translation. Operating profit declined 28% in the U.S., resulting in a Worldwide operating profit decline of 2%, prior to foreign currency translation. Worldwide operating profit increased 3% after foreign currency translation.

•	Worldwide system sales grew 3%, prior to foreign currency translation, including 28% in China and 6% at YRI. System sales in the U.S. declined 5%.

•	Strong international development continued with 241 new restaurants opened, including 99 new units in China.

•	Same-store sales grew 18% in China and 2% at YRI, and declined 4% in the U.S.

•	Worldwide restaurant margin declined 0.6 percentage points to 15.9%.

•	Worldwide effective tax rate, prior to Special Items, declined to 16.7% from 23.6%.

•	Share repurchases totaled $166 million for 3.2 million shares at an average price of $52 per share. Share repurchases totaled $308 million year-to-date.

Full year EPS growth forecast raised to at least 12%, or at least $2.83 a share, excluding Special Items.

	Second Quarter			Year-to-Date
	2011	2010	% Change	2011	2010	% Change
EPS Excluding Special Items	$0.66	$0.58	13%	$1.29	$1.17	10%
Special Items Gain/(Loss)[1]	$(0.01)	$0.01	NM	$(0.09)	$(0.08)	NM
EPS	$0.65	$0.59	10%	$1.20	$1.09	10%
1 See Reconciliation of Non-GAAP Measurements to GAAP Results for further detail of the Special Items. Special Items in the second quarter are primarily related to U.S. refranchising losses.

Note: All comparisons are versus the same period a year ago and exclude Special Items unless noted.

Yum! Brands, Inc. 1900 Colonel Sanders Lane Louisville, KY 40213
Tel 502 874-8006 Fax 502 874-2410 Web Site www.yum.com/investors

David C. Novak, Chairman and CEO said, “I'm pleased to report we are raising our full year EPS growth forecast to at least 12% based on the continued strength of our international businesses. We delivered EPS growth of 13% in the second quarter as strong performance in China and other emerging markets, combined with the benefit of a lower tax rate, offset a very disappointing quarter in the U.S.

Our China business continues to be the leading growth story in the restaurant industry, as our category-leading brands are performing stronger than ever. Operating profit grew 25% in China, prior to foreign currency translation, as same-store sales grew an impressive 18%. We surpassed 4,000 restaurants in China this quarter and our new unit returns remain excellent. Yum! Restaurants International (YRI) operating profit increased 11%, led by outstanding performance in high-growth emerging markets, where system sales grew 11%, both prior to foreign currency translation. Our development pipeline is robust, and we remain on track to open 1,400 new units outside the U.S. this year. We are confident new unit development will continue to be a key factor in our ability to drive future sales and profit growth.

Our outstanding international results were offset by a 28% decline in U.S. profits, driven by higher commodity costs and a 4% decline in same-store sales. As previously communicated, we anticipated weak second quarter sales and profits, driven largely by the negative impact of a meritless lawsuit and resulting negative publicity at Taco Bell. We expect to improve on these very disappointing results by the fourth quarter.

For the full year, we expect strong performance from both China and YRI as well as the benefit from foreign currency translation to overcome a challenging year in the U.S. We're obviously confident 2011 will be the tenth consecutive year we exceed our annual target of at least 10% EPS growth.”

CHINA DIVISION

	Second Quarter				Year-to-Date
			% Change				% Change
	2011	2010	Reported	Ex F/X	2011	2010	Reported	Ex F/X
System Sales Growth			+34	+28			+31	+26
Same-Store Sales Growth (%)	+18	+4	NM	NM	+16	+4	NM	NM
Restaurant Margin (%)	19.7	20.2	(0.5)	(0.5)	22.0	23.0	(1.0)	(1.0)
Operating Profit ($MM)	182	139	+31	+25	397	315	+26	+21

•
China Division system sales increased 28%, excluding foreign currency translation, driven by same-store sales growth of 18% and new unit development. The same-store sales growth was driven by a 21% increase in same-store transactions.

○	KFC same-store sales grew 17%.
○	Pizza Hut Casual Dining same-store sales grew 22%, marking its sixth consecutive quarter of double-digit same-store sales growth.
○	99 new restaurants opened in the second quarter.

China Units	Q2 2011	% Change[1]
Traditional Restaurants	4,066	+13
KFC	3,378	+13
Pizza Hut Casual Dining	544	+16
Pizza Hut Home Service	121	+16

1 Annual Rate of Change

•	Restaurant margin decreased 0.5 percentage points, driven primarily by higher wage rates and commodity inflation. We now estimate commodity inflation of approximately 9% for the full year.

•	Operating profit growth of 25% overlapped growth of 33% last year, excluding foreign currency translation.

•	Foreign currency translation positively impacted operating profit by $9 million.

YUM! RESTAURANTS INTERNATIONAL (YRI) DIVISION

	Second Quarter				Year-to-Date
			% Change				% Change
	2011	2010	Reported	Ex F/X	2011	2010	Reported	Ex F/X
Traditional Restaurants	14,387	13,915	+3	NA	14,387	13,915	+3	NA
System Sales Growth			+13	+6			+11	+6
Franchise & License Fees	189	159	+18	+12	378	328	+15	+10
Operating Profit ($MM)	145	122	+19	+11	303	263	+15	+9
Operating Margin (%)	19.3	17.6	1.7	1.6	21.4	18.8	2.6	2.3

•	YRI Division system sales growth of 6%, excluding foreign currency translation, was driven by new unit development and same-store sales growth of 2%.
○	Emerging markets led the way with 11% system sales growth, driven by 5% unit growth.
○	Developed market system sales grew 4%, including 2% unit growth.

•	YRI opened 142 new units in 37 countries, including 72 new units in emerging markets. Our franchise partners opened 89% of the total new units.

•	Operating profit grew 11%, prior to foreign currency translation, as emerging market strength, led by Thailand, and significant gains in France offset weak performance from Pizza Hut in the U.K.

•	Restaurant margin increased 2 percentage points to 12.7%.

•	Foreign currency translation positively impacted operating profit by $10 million.

Key YRI Markets	System Sales Ex F/X
	Percent of YRI[1]	Second Quarter Growth (%)	Year-to-Date Growth (%)
Franchise Only Markets
Asia (ex China Division)[2]	26%	+3	+4
Latin America	11%	+9	+8
Middle East	8%	+9	+9
Continental Europe	7%	+3	+3
Canada	7%	(6)	(3)
Africa	5%	+12	+12
Company/Franchise Markets
UK3	14%	+1	+1
Australia/New Zealand	10%	+4	+2
Thailand	2%	+21	+22
Key Growth Markets
France	4%	+33	+26
Germany/Netherlands	2%	+12	+14
India	1%	+44	+43
Russia	1%	+19	+18

1	Percentage of Total YRI System Sales for Full Year 2010.

2	Includes the impact of the earthquake in Japan as that event fell within YRI's reported second quarter. Excluding Japan, Asia system sales grew 6% for the quarter and 7% year-to-date.

3	KFC UK system sales grew 6% for the quarter and 5% year-to-date; Pizza Hut UK system sales declined 7% for the quarter and year-to-date.

U.S. DIVISION

	Second Quarter			Year-to-Date
	2011	2010	% Change	2011	2010	% Change
Same-Store Sales Growth (%)	(4)	Even	NM	(2)	Even	NM
Restaurant Margin (%)	11.7	16.1	(4.4)	11.2	14.2	(3.0)
Franchise and License Fees ($MM)	180	183	(1)	352	353	—
Operating Profit ($MM)	132	184	(28)	255	327	(22)
Operating Margin (%)	15.0	18.6	(3.6)	14.8	17.0	(2.2)

•	U.S. Division same-store sales declined 4% including declines of 5% at Taco Bell, 2% at Pizza Hut, and 5% at KFC.

•
Restaurant margin declined 4.4 percentage points and operating profit declined 28% due to $15 million of commodity inflation and a decline in same-store sales. Food inflation remains a headwind and we now estimate commodity inflation of approximately 7% for the full year.

•	Profit performance is expected to improve by the fourth quarter.

REFRANCHISING UPDATE
In the U.S., we have essentially completed Pizza Hut refranchising, and KFC is now our main refranchising focus. Year-to-date we have refranchised 94 restaurants, including 82 KFCs. Our target for Pizza Hut and KFC is about 5% company ownership. Since the inception of our refranchising program in late 2007, we have sold over 1,400 units across all brands, excluding Long John Silver's and A&W Restaurants.

CONFERENCE CALL
Yum! Brands Inc. will host a conference call to review the company's financial performance and strategies at 9:15 a.m. Eastern Time Thursday, July 14, 2011. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers.

The call will be available for playback beginning at noon Eastern Time Thursday, July 14, through midnight Thursday, July 28, 2011. To access the playback, dial 800/642-1687 in the United States and 706/645-9291 internationally. The playback pass code is 80861128.

The webcast and the playback can be accessed via the internet by visiting Yum! Brands' Web site, www.yum.com/investors and selecting “Q2 2011 Earnings Conference Call” under “Investment Events.” A podcast will be available within 24 hours.

ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant-count details, and definitions of terms including Key Markets are available online at www.yum.com under “Investors”.

This announcement, any related announcements and the related webcast may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Our forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected. Factors that can cause our actual results to differ materially include, but are not limited to: food borne-illness or food safety issues; economic and political conditions in the countries where we operate; currency exchange and interest rates; commodity, labor and other operating costs; our ability to secure and maintain distribution and adequate supply to our restaurants; the effectiveness of our operating initiatives and marketing; the success of our strategies for refranchising and international development; the continued viability and success of our franchise and license operators; publicity that may impact our business and/or industry; pending or future legal claims; the impact of any widespread illness; our effective tax rates; our actuarially determined casualty loss estimates; government regulations; accounting policies and practices; and competition, consumer preferences or perceptions. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We are not undertaking to update any of these statements.

Yum! Brands, Inc., based in Louisville, Kentucky, is the world's largest restaurant company in terms of system restaurants with nearly 38,000 restaurants in more than 110 countries and territories. The Company is ranked #214 on the Fortune 500 List and generated revenues of more than $11 billion in 2010. Four of the company's restaurant brands - KFC, Pizza Hut, Taco Bell and Long John Silver's - are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories, respectively. A&W Restaurants is the longest running quick-service franchise chain in America. Outside the United States in 2010, the Yum! Brands system opened approximately four new restaurants each day of the year, making it a leader in international retail development.

Analysts are invited to contact
Tim Jerzyk, Senior Vice President Investor Relations, at 888/298-6986
Steve Schmitt, Director Investor Relations, at 888/298-6986
Members of the media are invited to contact
Amy Sherwood, Vice President Public Relations, at 502/874-8200

YUM! Brands, Inc.
Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter		% Change	Year to Date		% Change
	6/11/11	6/12/10	B/(W)	6/11/11	6/12/10	B/(W)

Company sales	$2,431	$2,220	10	$4,482	$4,216	6
Franchise and license fees and income	385	354	9	759	703	8
Total revenues	2,816	2,574	9	5,241	4,919	7

Company restaurants
Food and paper	792	699	(13)	1,454	1,324	(10)
Payroll and employee benefits	548	503	(9)	1,009	964	(5)
Occupancy and other operating expenses	705	652	(8)	1,273	1,222	(4)
Company restaurant expenses	2,045	1,854	(10)	3,736	3,510	(6)

General and administrative expenses	308	283	(8)	563	528	(6)
Franchise and license expenses	33	24	(33)	63	47	(33)
Closures and impairment (income) expenses	19	12	(64)	88	16	NM
Refranchising (gain) loss	5	(10)	NM	3	53	95
Other (income) expense	(13)	(10)	21	(32)	(20)	55
Total costs and expenses, net	2,397	2,153	(11)	4,421	4,134	(7)

Operating Profit	419	421	—	820	785	5
Interest expense, net	35	42	11	78	83	5
Income before income taxes	384	379	1	742	702	6
Income tax provision	62	90	31	153	168	9
Net income - including noncontrolling interests	322	289	11	589	534	10
Net income - noncontrolling interests	6	3	(60)	9	7	(25)
Net income - YUM! Brands, Inc.	$316	$286	10	$580	$527	10

Effective tax rate	16.4%	23.8%	7.4 ppts.	20.7%	24.0%	3.3 ppts.

Basic EPS Data
EPS	$0.67	$0.61	11	$1.23	$1.11	10
Average shares outstanding	471	473	—	472	474	—

Diluted EPS Data
EPS	$0.65	$0.59	10	$1.20	$1.09	10
Average shares outstanding	484	485	—	485	485	—

Dividends declared per common share	$0.50	$0.21		$0.50	$0.42

See accompanying notes.
 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
CHINA DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change	Year to Date		% Change
	6/11/11	6/12/10	B/(W)	6/11/11	6/12/10	B/(W)

Company sales	$1,164	$875	33	$2,057	$1,573	31
Franchise and license fees and income	16	12	35	29	22	33
Total revenues	1,180	887	33	2,086	1,595	31

Company restaurant expenses, net
Food and paper	397	290	(37)	706	519	(36)
Payroll and employee benefits	191	131	(46)	314	221	(42)
Occupancy and other operating expenses	347	278	(25)	584	471	(24)
	935	699	(34)	1,604	1,211	(32)
General and administrative expenses	67	51	(32)	104	81	(29)
Franchise and license expenses	1	—	NM	1	—	NM
Closures and impairment (income) expenses	3	5	36	3	5	36
Other (income) expense	(8)	(7)	19	(23)	(17)	34
	998	748	(33)	1,689	1,280	(32)
Operating Profit	$182	$139	31	$397	$315	26

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	34.1	33.1	(1.0) ppts.	34.3	33.0	(1.3) ppts.
Payroll and employee benefits	16.4	14.9	(1.5) ppts.	15.3	14.1	(1.2) ppts.
Occupancy and other operating expenses	29.8	31.8	2.0 ppts.	28.4	29.9	1.5 ppts.
Restaurant margin	19.7%	20.2%	(0.5) ppts.	22.0%	23.0%	(1.0) ppts.

Operating margin	15.4%	15.7%	(0.3) ppts.	19.0%	19.8%	(0.8) ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
YUM! RESTAURANTS INTERNATIONAL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change	Year to Date		% Change
	6/11/11	6/12/10	B/(W)	6/11/11	6/12/10	B/(W)

Company sales	$564	$534	6	$1,041	$1,069	(3)
Franchise and license fees and income	189	159	18	378	328	15
Total revenues	753	693	9	1,419	1,397	2

Company restaurant expenses, net
Food and paper	179	172	(4)	327	346	6
Payroll and employee benefits	144	137	(6)	266	271	2
Occupancy and other operating expenses	170	169	(1)	316	335	6
	493	478	(3)	909	952	4
General and administrative expenses	97	86	(12)	176	164	(8)
Franchise and license expenses	11	6	(69)	22	15	(42)
Closures and impairment (income) expenses	7	1	NM	9	3	NM
Other (income) expense	—	—	—	—	—	—
	608	571	(6)	1,116	1,134	2
Operating Profit	$145	$122	19	$303	$263	15

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	31.5	32.2	0.7 ppts.	31.4	32.4	1.0 ppts.
Payroll and employee benefits	25.7	25.7	—	25.6	25.3	(0.3) ppts.
Occupancy and other operating expenses	30.1	31.4	1.3 ppts.	30.3	31.3	1.0 ppts.
Restaurant margin	12.7%	10.7%	2.0 ppts.	12.7%	11.0%	1.7 ppts.

Operating margin	19.3%	17.6%	1.7 ppts.	21.4%	18.8%	2.6 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
UNITED STATES Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change	Year to Date		% Change
	6/11/11	6/12/10	B/(W)	6/11/11	6/12/10	B/(W)

Company sales	$703	$811	(13)	$1,384	$1,574	(12)
Franchise and license fees and income	180	183	(1)	352	353	—
Total revenues	883	994	(11)	1,736	1,927	(10)

Company restaurant expenses, net
Food and paper	216	237	8	421	459	8
Payroll and employee benefits	213	235	9	429	472	9
Occupancy and other operating expenses	191	208	9	379	419	10
	620	680	9	1,229	1,350	9
General and administrative expenses	102	109	7	203	213	5
Franchise and license expenses	22	18	(21)	41	32	(29)
Closures and impairment (income) expenses	9	6	(57)	10	8	(23)
Other (income) expense	(2)	(3)	(62)	(2)	(3)	(47)
	751	810	7	1,481	1,600	7
Operating Profit	$132	$184	(28)	$255	$327	(22)

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	30.8	29.2	(1.6) ppts.	30.4	29.2	(1.2) ppts.
Payroll and employee benefits	30.3	28.9	(1.4) ppts.	31.0	30.0	(1.0) ppts.
Occupancy and other operating expenses	27.2	25.8	(1.4) ppts.	27.4	26.6	(0.8) ppts.
	11.7%	16.1%	(4.4) ppts.	11.2%	14.2%	(3.0) ppts.

Operating margin	15.0%	18.6%	(3.6) ppts.	14.8%	17.0%	(2.2) ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited)
	6/11/11	12/25/10
ASSETS
Current Assets
Cash and cash equivalents	$955	$1,426
Accounts and notes receivable, less allowance: $36 in 2011 and $33 in 2010	295	256
Inventories	173	189
Prepaid expenses and other current assets	232	269
Deferred income taxes	64	61
Advertising cooperative assets, restricted	122	112
Total Current Assets	1,841	2,313

Property, plant and equipment, net of accumulated depreciation and amortization of $3,408 in
2011 and $3,273 in 2010	3,907	3,830
Goodwill	672	659
Intangible assets, net	407	475
Investments in unconsolidated affiliates	143	154
Restricted cash	300	—
Other assets	516	519
Deferred income taxes	421	366
Total Assets	$8,207	$8,316

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable and other current liabilities	$1,488	$1,602
Income taxes payable	82	61
Short-term borrowings	19	673
Advertising cooperative liabilities	122	112
Total Current Liabilities	1,711	2,448

Long-term debt	3,269	2,915
Other liabilities and deferred credits	1,339	1,284
Total Liabilities	6,319	6,647

Shareholders' Equity
Common stock, no par value, 750 shares authorized; 465 shares and 469 shares issued in
2011 and 2010, respectively	—	86
Retained earnings	1,907	1,717
Accumulated other comprehensive income (loss)	(102)	(227)
Total Shareholders' Equity - YUM! Brands, Inc.	1,805	1,576
Noncontrolling interests	83	93
Total Shareholders' Equity	1,888	1,669
Total Liabilities and Shareholders' Equity	$8,207	$8,316
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year to date
	6/11/11	6/12/10
Cash Flows - Operating Activities
Net income - including noncontrolling interests	$589	$534
Depreciation and amortization	269	256
Closures and impairment (income) expenses	88	16
Refranchising (gain) loss	3	53
Contributions to defined benefit pension plans	(11)	(19)
Deferred income taxes	(48)	(78)
Equity income from investments in unconsolidated affiliates	(27)	(20)
Distributions of income received from unconsolidated affiliates	16	8
Excess tax benefit from share-based compensation	(22)	(23)
Share-based compensation expense	26	24
Changes in accounts and notes receivable	9	28
Changes in inventories	20	(19)
Changes in prepaid expenses and other current assets	(23)	2
Changes in accounts payable and other current liabilities	(71)	29
Changes in income taxes payable	72	54
Other, net	33	(12)
Net Cash Provided by Operating Activities	923	833

Cash Flows - Investing Activities
Capital spending	(330)	(327)
Proceeds from refranchising of restaurants	49	83
Acquisition of restaurants from franchisees	(1)	(2)
Sales of property, plant and equipment	9	13
Increase in restricted cash	(300)	—
Other, net	(6)	(6)
Net Cash Used in Investing Activities	(579)	(239)

Cash Flows - Financing Activities
Repayments of long-term debt	(658)	(8)
Revolving credit facilities, three months or less, net	350	(5)
Short-term borrowings by original maturity
More than three months - proceeds	—	—
More than three months - payments	—	—
Three months or less, net	—	(3)
Repurchase shares of Common Stock	(319)	(247)
Excess tax benefit from share-based compensation	22	23
Employee stock option proceeds	22	44
Dividends paid on Common Stock	(234)	(197)
Other, net	(23)	(19)
Net Cash Used in Financing Activities	(840)	(412)
Effect of Exchange Rate on Cash and Cash Equivalents	25	(5)
Net Increase (Decrease) in Cash and Cash Equivalents	(471)	177
Cash and Cash Equivalents - Beginning of Period	$1,426	$353
Cash and Cash Equivalents - End of Period	$955	$530
See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") throughout this document, the Company has provided non-GAAP measurements which present operating results in 2011 and 2010 on a basis before Special Items.  Included in Special Items are the U.S. refranchising gain (loss), the depreciation reduction from the KFC restaurants impaired upon our offer to refranchise in 2010 that remained Company stores for some or all of the quarter and year to date ended June 11, 2011, charges relating to U.S. General and Administrative ("G&A") productivity initiatives and realignment of resources, the 2010 loss recognized as a result of refranchising an equity market outside the U.S., and the impairment of intangibles and other costs relating to the planned sale of our Long John Silver's ("LJS") and A&W All-American Food Restaurants ("A&W") brands.  These amounts are described in (b), (c) and (d) in the accompanying notes.

The Company uses earnings before Special Items as a key performance measure of results of operations for the purpose of evaluating performance internally.  This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of earnings before Special Items provides additional information to investors to facilitate the comparison of past and present operations, excluding items in 2011 and 2010 that the Company does not believe are indicative of our ongoing operations due to their size and/or nature.

	Quarter		Year to Date
	6/11/11	6/12/10	6/11/11	6/12/10
Detail of Special Items
Loss upon refranchising of an equity market outside the U.S.	$—	$—	$—	$(7)
U.S. Refranchising gain (loss)	(8)	5	(7)	(51)
Depreciation reduction from KFC restaurants impaired upon offer to sell	3	3	6	3
Charges relating to U.S. G&A productivity initiatives and realignment of resources	—	(2)	(1)	(5)
Impairment of intangibles and other costs relating to the planned sale of LJS and A&W	(1)	—	(69)	—
Total Special Items Income (Expense)	(6)	6	(71)	(60)
Tax Benefit (Expense) on Special Items	2	(2)	26	20
Special Items Income (Expense), net of tax	$(4)	$4	$(45)	$(40)
Average diluted shares outstanding	484	485	485	485
Special Items diluted EPS	$(0.01)	$0.01	$(0.09)	$(0.08)

Reconciliation of Operating Profit Before Special Items to Reported Operating Profit
OPERATING PROFIT BEFORE SPECIAL ITEMS	$425	$415	$891	$845
Special Items Income (Expense)	(6)	6	(71)	(60)
Reported Operating Profit	$419	$421	$820	$785

Reconciliation of EPS Before Special Items to Reported EPS
DILUTED EPS BEFORE SPECIAL ITEMS	$0.66	$0.58	$1.29	$1.17
Special Items EPS	(0.01)	0.01	(0.09)	(0.08)
Reported EPS	$0.65	$0.59	$1.20	$1.09

Reconciliation of Effective Tax Rate Before Special Items to Reported Effective Tax Rate
EFFECTIVE TAX RATE BEFORE SPECIAL ITEMS	16.7%	23.6%	22.1%	24.7%
Impact on Tax Rate as a result of Special Items	(0.3)%	0.2%	(1.4)%	(0.7)%
Reported Effective Tax Rate	16.4%	23.8%	20.7%	24.0%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 6/11/11	China	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$1,180	$753	$883	$—	$2,816

Company restaurant expenses	935	493	620	(3)	2,045
General and administrative expenses	67	97	102	42	308
Franchise and license expenses	1	11	22	(1)	33
Closures and impairment (income) expenses	3	7	9	—	19
Refranchising (gain) loss	—	—	—	5	5
Other (income) expense	(8)	—	(2)	(3)	(13)
	998	608	751	40	2,397
Operating Profit (loss)	$182	$145	$132	$(40)	$419

Quarter Ended 6/12/10	China	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$887	$693	$994	$—	$2,574

Company restaurant expenses	699	478	680	(3)	1,854
General and administrative expenses	51	86	109	37	283
Franchise and license expenses	—	6	18	—	24
Closures and impairment (income) expenses	5	1	6	—	12
Refranchising (gain) loss	—	—	—	(10)	(10)
Other (income) expense	(7)	—	(3)	—	(10)
	748	571	810	24	2,153
Operating Profit (loss)	$139	$122	$184	$(24)	$421

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date Ended 6/11/11	China	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$2,086	$1,419	$1,736	$—	$5,241

Company restaurant expenses	1,604	909	1,229	(6)	3,736
General and administrative expenses	104	176	203	80	563
Franchise and license expenses	1	22	41	(1)	63
Closures and impairment (income) expenses	3	9	10	66	88
Refranchising (gain) loss	—	—	—	3	3
Other (income) expense	(23)	—	(2)	(7)	(32)
	1,689	1,116	1,481	135	4,421
Operating Profit (loss)	$397	$303	$255	$(135)	$820

Year to Date Ended 6/12/10	China	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$1,595	$1,397	$1,927	$—	$4,919

Company restaurant expenses	1,211	952	1,350	(3)	3,510
General and administrative expenses	81	164	213	70	528
Franchise and license expenses	—	15	32	—	47
Closures and impairment (income) expenses	5	3	8	—	16
Refranchising (gain) loss	—	—	—	53	53
Other (income) expense	(17)	—	(3)	—	(20)
	1,280	1,134	1,600	120	4,134
Operating Profit (loss)	$315	$263	$327	$(120)	$785

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions, except per share amounts)
(unaudited)

(a)	Amounts presented as of and for the quarter and year to date ended June 11, 2011 are preliminary.

(b)
As part of our plan to transform our U.S. business we took several measures ("the U.S. business transformation measures") in 2011 and 2010 including: continuation of our U.S. refranchising, potentially reducing our Company ownership in the U.S., excluding the LJS and A&W brands, to about 12%; and G&A productivity initiatives and realignment of resources (primarily severance and early retirement costs).  We have traditionally not allocated refranchising (gains) losses for segment reporting purposes and will not allocate the costs associated with the productivity initiatives and realignment of resources to the U.S. segment.  Additionally, these items have been reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results).  U.S. refranchising loss recorded in the year to date ended June 12, 2010 is primarily due to non-cash impairment charges related to our offers to refranchise restaurants in the U.S., principally a substantial portion of our Company operated KFCs.  We have recorded the depreciation reduction for the quarter and year to date ended June 11, 2011 and the quarter ended June 12, 2010 resulting from the non-cash impairment charge related to these KFCs that remained Company stores for some or all of the quarter and year to date ended June 11, 2011 or quarter ended June 12, 2010 as a Special Item, resulting in depreciation expense in the U.S. segment results continuing to be recorded at the rate at which it was prior to the impairment charge being recorded for these KFCs while we own the restaurants.

(c)
During the quarter ended March 19, 2011, we decided to sell the LJS and A&W brands resulting in a pre-tax non-cash write down of the brands' intangible assets totaling $66 million. The write down, as well as other charges relating to the planned sale totaling $1 million and $3 million in the quarter and year to date ended June 11, 2011, respectively, have not been allocated for segment reporting purposes and have been reflected as Special Items for certain performance reporting measures (see accompanying reconciliation to reported results).

(d)
During the quarter ended March 20, 2010 we refranchised all of our remaining company restaurants in Taiwan, which consisted of 124 KFCs.  We included in our March 20, 2010 financial statements a non-cash write off of $7 million of goodwill in determining the loss on refranchising of Taiwan.  This loss did not result in a related income tax benefit, was not allocated to any segment for performance reporting purposes and has been reflected as a Special Item for certain performance measures (see accompanying reconciliation to reported results).

(e)	Other (income) expense for the China Division primarily consists of equity income from investments in unconsolidated affiliates.

(f)
In connection with the potential acquisition of Little Sheep Group Limited (“Little Sheep”), in which we currently own 27% of the outstanding shares, we have placed $300 million in an escrow account to demonstrate availability of funds to acquire additional shares in this business. The funds placed in escrow are restricted to the potential acquisition of Little Sheep and are included in Restricted cash in our Condensed Consolidated Balance Sheet as of June 11, 2011.